UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2020, Brainstorm Cell Therapeutics Inc. (the “Company”) entered into an Amended and Restated Distribution Agreement (the “Distribution Agreement”) with SVB Leerink LLC (“Leerink”) and Raymond James & Associates, Inc. (“Raymond James” and, together with Leerink, the “Distribution Agents”). The Distribution Agreement amends and restates in its entirety the Company’s prior agreement with Raymond James entered into on March 6, 2020 (the “Prior Agreement”). The Company previously sold 2,446,641 shares of common stock for gross proceeds of approximately $23.11 million of common stock under the Prior Agreement.

Pursuant to the terms of the Distribution Agreement, the Company may sell from time to time or through the Distribution Agents shares of the Company’s common stock, par value $0.00005 per share (the “Shares”), having an aggregate offering amount of up to an aggregate of $45,000,000 (the “Offering”), which aggregate amount includes amount unsold pursuant to the Prior Agreement.

The Company filed a prospectus supplement, September 25, 2020 (the “Prospectus Supplement”), with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offering. Sales of the Shares, if any, will be made by any method permitted by law that is deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Nasdaq Capital Market, on any other existing trading market for the Shares, through a market maker or as otherwise agreed by the Company and the Distribution Agents.

The Company has no obligation to sell any of the Shares and the Distribution Agents are not required to sell any specific number or dollar amount of shares of the Common Stock under the Distribution Agreement, and the Company or the Distribution Agents may at any time suspend sales under the Distribution Agreement or terminate the Distribution Agreement in accordance with its terms.

Subject to the terms and conditions of the Distribution Agreement, the Distribution Agents will use their commercially reasonable efforts to sell on the Company’s behalf, from time to time consistent with its normal sales and trading practices, such Shares based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company has provided the Distribution Agents with customary indemnification rights, and the Distribution Agents will be entitled to a fixed commission of 3.0% of the aggregate gross proceeds from the Shares sold. The Distribution Agreement contains customary representations and warranties, and the Company is required to deliver customary closing documents and certificates in connection with sales of the Shares.

The Shares will be issued pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-225517) (the “Registration Statement”), which was filed with the SEC and declared effective by the SEC on June 29, 2018, and the Prospectus Supplement.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 herewith and incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Amended and Restated Distribution Agreement, dated September 25, 2020, by and among Brainstorm Cell Therapeutics Inc., SVB Leerink LLC and Raymond James & Associates, Inc.
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: September 25, 2020	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer